EXHIBIT 10.109
AMENDMENT TO CONVERTIBLE PROMISSORY NOTE
               This Amendment to the Convertible Promissory Note (the “Note”), dated as of September 29th, 2005, executed by Sedona Corporation (the “Maker”) payable to the order of William W. Rucks, IV (the “Holder”), in the principal amount of FIVE HUNDRED THOUSAND and no/100 dollars ($500,000.00), is entered into as of March 6, 2008.
Whereas, the Note was originally due to mature on September 29, 2007 (the “Maturity Date”); and

Whereas, Maker has made no payments under the Note to date; and

Whereas, Maker and the Holder desire to further extend the Maturity Date;

Now Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Note as follows:
1. The Maturity Date of the Note shall be further extended until January 1, 2009.

2. To effectuate the foregoing:
Section 1 (d) of the Note shall be replaced in its entirety by the following:
“The term “Maturity” shall mean the date on which this Note shall be due and payable in full, which date shall be January 1, 2009.”
Section 2 of the Note shall be replaced in its entirety by the following:
“Payment Terms. This Loan shall be effective commencing on the effective date and continuing until Maturity. The Maker shall be obligated to make one payment of all outstanding principal and interest due thereon at Maturity. Unless otherwise designated in writing, mailed or delivered to Maker, the place for payment of the indebtedness evidenced by this Note shall be the Holder’s principal address as noted above. Payments received on this Note shall be applied first to accrued interest, and the balance to principal.”
3. Capitalized terms not defined herein shall have the meanings ascribed to them in the Note.

4. Except as amended by this Amendment, the Note shall remain in full force and effect, enforceable in accordance with its terms and Maker hereby reaffirms and acknowledges all of its obligations thereunder.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

William W. Rucks, IV

Sedona Corporation

By:	Marco Emrich, President